UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2022

JANEL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 273-5895

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

 INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Santander Bank Loan and Security Agreement

On March 31, 2022, Janel Group, Inc. (“Janel”), a wholly-owned subsidiary of Janel Corporation (the “Company”), and Janel’s wholly-owned subsidiaries, as Borrowers, and the Company, as Loan Party Obligor, entered into the First Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated September 21, 2021 (the “Loan Agreement”), with Santander Bank, N.A., in its capacity as Lender. Pursuant to, and among other changes effected by, the Amendment:  (i) the maximum revolving facility amount available was increased from $30.0 million to $31.5 million (limited to 85% of the borrowers’ eligible accounts receivable borrowing base and reserves, subject to adjustments set forth in the Loan Agreement); (ii) the LIBOR basis on which interest under the Loan Agreement was calculated under certain circumstances was changed to SOFR; (iii) a one-time increase from $1,000,000 to $3,000,000 in the amount the Company was permitted to distribute to holders of the Company’s Series C Stock (as defined below); and (iv) the amount of indebtedness of the Company’s Antibodies Incorporated subsidiary which the Company was permitted to guaranty was increased from $2,920,400 to $5,000,000.

Repurchase of Series C Cumulative Preferred Stock

On March 31, 2022, Janel entered into separate purchase agreements with each of the holders of the Company’s issued and outstanding shares of the Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Stock”).  Pursuant to the terms of the respective purchase agreements, the Company purchased 4,687 shares of Series C Stock from two holders for a total of $2,999,944 (including accrued dividends), and purchased 4,905 shares of Series C Stock (including the rights to all accrued dividends thereon) from one holder, in exchange for the issuance of 65,205 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) valued at $47.00 per share of Common Stock (the closing price for the Common Stock on March 30, 2022), or a total value of $3,064,635.  As a result of these repurchases, the number of issued and outstanding shares of Series C Stock was reduced from 20,960 shares to 11,368 shares.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 with respect to the Loan Agreement and Amendment is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 30, 2022, the Board of Directors of the Company approved an equity grant of 15,000 shares of Common Stock as a Restricted Stock Award to a consultant to the Company pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), vesting immediately.

The description of the issuance by the Company on March 31, 2022, of 65,205 shares of Common Stock in exchange for the surrender of 4,905 shares of Series C Stock is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reduction of Dividend on Series C Preferred Stock

On March 31, 2022, the Company submitted for filing to the Nevada Secretary of State a Certificate, Amendment or Withdrawal of Designation reducing the dividend payable on outstanding shares of Series C Stock.

Withdrawal of Series B Convertible Preferred Stock

On March 31, 2022, the Company submitted for filing to the Nevada Secretary of State a Certificate, Amendment or Withdrawal of Designation withdrawing the Company’s Series B Convertible Preferred Stock from the Company’s Articles of Incorporation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	The Company’s Certificate, Amendment or Withdrawal of Designation pursuant to NRS 78.1955 with respect to Series C Cumulative Preferred Stock
3.2	The Company’s Certificate, Amendment or Withdrawal of Designation pursuant to NRS 78.1955 with respect to Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: April 5, 2022	By:	/s/ Dominique Schulte
Dominique Schulte
Chief Executive Officer